Exhibit 99.23
  Exhibit J

AMENDMENT NO. 1 TO THE
SECONDMENT AND ASSIGNMENT AGREEMENT

This AMENDMENT NO. 1 TO THE SECONDMENT AND ASSIGNMENT AGREEMENT (this “Amendment”) is entered into as of October [   ], 2010, by and among UniStar Nuclear Energy, LLC (the “Company”), a Delaware limited liability company and Constellation Energy Nuclear Group, LLC (“CENG” and together with the Company, the “Parties”), a Maryland limited liability company.

WITNESSETH:

WHEREAS, the Parties entered into a Secondment and Assignment Agreement on January 21, 2008 (the “Agreement”) pursuant to which CENG makes available to the Company certain personnel of CENG;

WHEREAS, UNE, Constellation New Nuclear, LLC, a Delaware limited liability company (“CNN”), EDF Inc. (f/k/a EDF Development Inc.), a Delaware corporation (“EDFD”), Constellation Energy Group, Inc., a Maryland corporation and CENG are parties to that certain Purchase and Sale Agreement (the “PSA”), dated as of October [   ], 2010, pursuant to which CNN will sell to EDFD all its right, title and interest in 1,000 membership units of the Company;

WHEREAS, the closing of the transactions contemplated in the PSA is conditioned on the delivery of this Amendment; and

WHEREAS, the Parties desire to amend the Agreement as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to he legally bound, hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used in this Amendment without separate definition shall have the respective meanings assigned to such terms in the Agreement.

SECTION 2.    Amendment to Section 2.1.  Section 2.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the text that follows so that, as amended, Section 2.1 of the Agreement reads as follows:

Section 2.1 Term.  This Agreement takes effect on the date of its execution by both Parties.  It shall remain in force until October [   ]1, 2011.  This Agreement may be extended by written agreement of the Parties.

SECTION 3.   Amendment to Section 3.1.  Section 3.1 of the Agreement is hereby amended by adding the following sentence to the end of the section:

“The Company may offer, but will not be committed to offer, Seconded CENG Personnel, Assigned CENG Personnel and Part-Time Assigned CENG Personnel full-time employment with the Company at any time during the secondment or assignments.”

SECTION 4.  Amendment to Section 9.1.  Section 9.1 of the Agreement is hereby amended by deleting Section 9.1 in its entirety and replacing it with the text that follows so that, as amended, Section 9.1 of the Agreement reads as follows:

“Section 9.1.  Termination.  The Company shall have the right to terminate this Agreement for convenience upon ninety (90) days written notice to CENG.  CENG shall have the right to terminate this Agreement or the related specific Employee Transfer Order for failure to receive payment for any of its invoices in compliance with the terms of this Agreement or such other terms as agreed between the Parties hereto.  Unless otherwise agreed, the Agreement shall terminate upon dissolution and winding up of the Company in accordance with the terms of the Operating Agreement.”

SECTION 5.   Effect of Amendment.  The parties hereto agree that, except as expressly set forth herein, all terms of the Agreement shall remain in full force and effect.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

SECTION 6.    Entire Agreement.  This Amendment and the Agreement, including the Exhibits, Appendices and other documents referred to therein which form a part thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  From and after the execution of a counterpart hereof by the parties hereto, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

SECTION 7.    Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflict of laws.

1           Note:  Date will be the first anniversary of the signing of this Amendment; to be completed on the date of execution.

SECTION 8.   Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument.  Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed, all as of the day and year first above written.

UNISTAR NUCLEAR ENERGY, LLC

By:
Name:
Its:

CONSTELLATION ENERGY GROUP, INC.

By:
Name:
Its:

Signature Page to Amendment No. 1 to the Secondment and Assignment Agreement